Exhibit 99.2

Smart for Life Announces Exercise of Warrants for $4.5 Million in Gross Proceeds

MIAMI, May 30, 2023 (GLOBE NEWSWIRE) – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a high growth global leader in the Health & Wellness sector marketing and manufacturing nutritional foods and supplements worldwide, today announced the agreement by several accredited investors to exercise certain outstanding warrants to purchase up to an aggregate of 3,513,750 shares of common stock of the Company issued by the Company on July 1, 2021 and August 18, 2021, each having an exercise price of $2.59 per share, at a reduced exercise price of $1.30 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-3 (File No. 333-271701). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $4.5 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the exercising holders will receive new unregistered warrants to purchase shares of common stock. The new warrants will be exercisable into an aggregate of up to 7,027,500 shares of common stock, at an exercise price of $2.17 per share and have a term of exercise equal to five and one-half years.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health & wellness. Structured as a publicly held global holding company, the Company is executing a Buy-and-Build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in annualized revenues by the fourth quarter of 2026. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates five subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing, GSP Nutrition/Sports Illustrated Nutrition and Ceautamed Worldwide/Greens First. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

Forward Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Investor Relations Contact

Crescendo Communications, LLC

Tel: (212) 671-1021

SMFL@crescendo-ir.com